Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Third Quarter 2020 Results
Singapore – July 29, 2020 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced financial results of its third fiscal quarter ended June 27, 2020. The Company reported third quarter net revenue of $150.5 million, net income of $11.2 million and non-GAAP net income of $12.9 million.

Quarterly Results - U.S. GAAP
	Fiscal Q3 2020	Change vs. Fiscal Q3 2019	Change vs. Fiscal Q2 2020
Net Revenue	$150.5 million	up 18.4%	down 0.1%
Gross Profit	$69.4 million	up 18%	up 0.1%
Gross Margin	46.1%	down 10 bps	up 10 bps
Income from Operations	$11.0 million	up 511.1%	down 0.9%
Operating Margin	7.3%	up 590 bps	down 10 bps
Net Income	$11.2 million	up 761.5%	down 5.9%
Net Margin	7.4%	up 640 bps	down 50 bps
EPS – Diluted(a)	$0.18	up 800%	down 5.3%

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

Quarterly Results - Non-GAAP

	Fiscal Q3 2020	Change vs. Fiscal Q3 2019	Change vs. Fiscal Q2 2020
Income from Operations	$12.8 million	up 197.7%	down 0.8%
Operating Margin	8.5%	up 520 bps	down 10 bps
Net Income	$12.9 million	up 258.3%	down 5.8%
Net Margin	8.6%	up 580 bps	down 50 bps
EPS - Diluted	$0.21	up 250%	down 4.5%
A reconciliation between the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also the “Use of non-GAAP Financial Results” section.

Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, "During the June quarter we maintained our pace of development, ramped production of Pixalux, increased share repurchase activity and also delivered strong financial performance."
During the June quarter the Company recognized revenue on 25 Pixalux mini and micro LED systems. The Company's global manufacturing facilities are operating at nearly full capacity, and the Company believes prior COVID-19-related supply-chain risks have been reduced significantly from the March quarter.

Third Quarter Fiscal 2020 Financial Highlights

•	Net revenue of $150.5 million.

•	Gross margin of 46.1%.

•	Net income of $11.2 million or $0.18 per share; non-GAAP net income of $12.9 million or $0.21 per share.

•	Cash, cash equivalents, and short-term investments were $515.8 million as of June 27, 2020.

Fourth Quarter Fiscal 2020 Outlook
The Company currently expects net revenue in the fourth fiscal quarter of 2020 ending October 3, 2020 to be approximately $165 million +/- $10 million.
Looking forward, Dr. Fusen Chen commented, "Despite broad industry challenges, we have consistently maintained or increased our business outlook since March 2019 and have also successfully entered the display market, which provides a new set of near and longer-term opportunities. While our industry may continue to face near-term, episodic and unpredictable COVID-19-related headwinds, through calendar year 2021, we anticipate a broader recovery in our core market as semiconductor unit growth returns positive."

Earnings Conference Call Details
A conference call to discuss these results will be held on July 30, 2020, beginning at 8:00am EDT. To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through August 6th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13705397. A webcast replay will also be available at investor.kns.com.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains the following non-GAAP financial results: income from operations, operating margin, net income, net margin and net income per diluted share. The Company's non-GAAP results exclude amortization related to intangible assets acquired through business combinations, goodwill impairment, costs associated with restructuring, income tax expense related to the Tax Cuts and Jobs Act of 2017 as well as tax benefits or expense associated with the foregoing non-GAAP items. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results.  The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.

Management uses both U.S. GAAP metrics as well as these non-GAAP metrics to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the financial tables at the end of this press release.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.

Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future (www.kns.com).
Caution Concerning Results and Forward-Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed on November 15, 2019, our Quarterly Report on Form 10-Q filed on April 30, 2020, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Nine months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net revenue	$150,450	$127,109	$445,488	$400,225
Cost of sales	81,027	68,329	236,398	211,073
Gross profit	69,423	58,780	209,090	189,152

Operating expenses:
Selling, general and administrative	26,091	26,294	79,846	82,062
Research and development	30,547	28,229	87,906	87,609
Amortization of intangible assets	1,814	1,843	5,451	5,589
Restructuring	—	587	426	(25)
Total operating expenses	58,452	56,953	173,629	175,235
Income from operations	10,971	1,827	35,461	13,917
Other income (expense):
Interest income	1,374	3,956	6,888	11,647
Interest expense	(446)	(632)	(1,690)	(1,137)
Income before income taxes	11,899	5,151	40,659	24,427
Income tax expense	690	3,864	3,985	19,106
Share of results of equity-method investee, net of tax	58	—	158	72
Net income	$11,151	$1,287	$36,516	$5,249

Net income per share:
Basic	$0.18	$0.02	$0.58	$0.08
Diluted	$0.18	$0.02	$0.57	$0.08

Cash dividends declared per share	$0.12	$0.12	$0.36	$0.36

Weighted average shares outstanding:
Basic	62,313	64,683	63,200	65,914
Diluted	62,833	65,431	63,755	66,597

	Three months ended		Nine months ended
Supplemental financial data:	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Depreciation and amortization	$5,069	$4,995	$14,597	$15,001
Capital expenditures	3,451	2,136	8,550	9,312
Equity-based compensation expense:
Cost of sales	182	161	597	471
Selling, general and administrative	2,676	2,616	8,106	7,871
Research and development	867	820	2,353	2,430
Total equity-based compensation expense	$3,725	$3,597	$11,056	$10,772

	As of
	June 27, 2020	June 29, 2019
Backlog of orders [1]	$128,882	$96,690
Number of employees	2,756	2,721

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	June 27, 2020	September 28, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$321,775	$364,184
Short-term investments	194,000	229,000
Accounts and other receivable, net of allowance for doubtful accounts of $1,306 and $597, respectively	195,489	195,830
Inventories, net	114,194	89,308
Prepaid expenses and other current assets	13,735	15,429
TOTAL CURRENT ASSETS	839,193	893,751

Property, plant and equipment, net	55,826	72,370
Operating right-of-use assets	22,192	—
Goodwill	56,053	55,691
Intangible assets, net	38,207	42,651
Deferred tax assets	8,515	6,409
Equity investments	7,367	6,250
Other assets	2,112	2,494
TOTAL ASSETS	$1,029,465	$1,079,616

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short term debt	$—	$60,904
Accounts payable	49,659	36,711
Operating lease liabilities	5,471	—
Accrued expenses and other current liabilities	74,624	64,533
Income taxes payable	13,050	12,494
TOTAL CURRENT LIABILITIES	142,804	174,642

Financing obligation	—	14,207
Deferred income taxes	34,508	32,054
Income taxes payable	74,307	80,290
Operating lease liabilities	18,124	—
Other liabilities	10,078	9,360
TOTAL LIABILITIES	279,821	310,553

SHAREHOLDERS' EQUITY
Common stock, no par value	536,487	533,590
Treasury stock, at cost	(387,302)	(349,212)
Retained earnings	607,733	594,625
Accumulated other comprehensive loss	(7,274)	(9,940)
TOTAL SHAREHOLDERS' EQUITY	$749,644	$769,063

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,029,465	$1,079,616

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net cash provided by operating activities	$23,598	$(154)	$62,681	$83,181
Net cash provided by/(used in) investing activities	50,842	(43,315)	25,863	30,374
Net cash (used in)/provided by financing activities	(144,876)	20,341	(130,618)	(38,751)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(96)	(197)	(335)	60
Changes in cash, cash equivalents and restricted cash	(70,532)	(23,325)	(42,409)	74,864
Cash, cash equivalents and restricted cash, beginning of period	392,307	419,337	364,184	321,148
Cash, cash equivalents and restricted cash, end of period	$321,775	$396,012	$321,775	$396,012

Short-term investments	194,000	248,000	194,000	248,000
Total cash, cash equivalents and short-term investments	$515,775	$644,012	$515,775	$644,012

Reconciliation of U.S. GAAP Income from Operating
to Non-GAAP Income from Operation and Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three months ended
	June 27, 2020	June 29, 2019	March 28, 2020
Net revenue	$150,450	$127,109	$150,741
U.S. GAAP income from operations	10,971	1,827	11,076
U.S. GAAP operating margin	7.3%	1.4%	7.3%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,814	1,843	1,820
Restructuring	—	587	9
Non-GAAP income from operations	$12,785	$4,257	$12,905
Non-GAAP operating margin	8.5%	3.3%	8.6%

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended
	June 27, 2020	June 29, 2019	March 28, 2020
Net revenue	$150,450	$127,109	$150,741
U.S. GAAP net income	11,151	1,287	11,888
U.S. GAAP net margin	7.4%	1.0%	7.9%

Non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,814	1,843	1,820
Restructuring	—	587	9
Net income tax benefit on non-GAAP items	(23)	(102)	(27)
Total non-GAAP adjustments	$1,791	$2,328	$1,802
Non-GAAP net income	$12,942	$3,615	$13,690
Non-GAAP net margin	8.6%	2.8%	9.1%

U.S. GAAP net income per share:
Basic	0.18	0.02	0.19
Diluted(a)	0.18	0.02	0.19

Non-GAAP adjustments per share:(b)
Basic	0.03	0.04	0.03
Diluted	0.03	0.04	0.03

Non-GAAP net income per share:
Basic	$0.21	$0.06	$0.22
Diluted(c)	$0.21	$0.06	$0.22

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)
Non-GAAP adjustments per share includes amortization related to intangible assets acquired through business combinations, costs associated with restructuring, income tax expense related to the Tax Cuts and Jobs Act of 2017 as well as tax benefits or expense associated with the foregoing non-GAAP items.

(c)	Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options.